Exhibit 99.1

El Pollo Loco Holdings, Inc. Announces
First Quarter 2017 Financial Results

COSTA MESA, CA – May 4, 2017 – El Pollo Loco Holdings, Inc. (Nasdaq: LOCO) today announced financial results for the 13-week period ended March 29, 2017.
Highlights for the first quarter ended March 29, 2017, compared to the first quarter ended March 30, 2016 were as follows:

•	Total revenue increased 5.7% to $99.8 million compared to $94.4 million.

•	System-wide comparable restaurant sales declined 0.3%, including a 0.4% decrease for company-operated restaurants, and a 0.2% decrease for franchised restaurants.

•
Net income decreased to $4.9 million, or $0.12 per diluted share, compared to $5.4 million, or $0.14 per diluted share in the prior year. First quarter 2017 results included a $0.9 million pre-tax expense, primarily related to a closed-store reserve for the closure of two restaurants.

•	Pro forma net income(1) was $6.1 million, or $0.16 per diluted share, compared to $6.6 million, or $0.17 per diluted share.

•	Adjusted EBITDA(1) was $16.0 million for both the current quarter and prior year comparable period.
(1) Pro forma net income and adjusted EBITDA are non-GAAP measures. A reconciliation of GAAP net income to each of these measures is included in the accompanying financial data. See also “Non-GAAP Financial Measures.”

Steve Sather, President and Chief Executive Officer of El Pollo Loco Holdings, Inc., stated, “While we are not satisfied with our sales performance, we are pleased with the progress we’ve made since the end of February in the face of industry headwinds. We believe that our strategy of highlighting our differentiated product and authentic brand, while enhancing our strong value equation, will create both top and bottom line growth. Drivers such as our new advertising campaign, technology initiatives focused on convenience and loyalty, and our focus on reinforcing the value proposition of our family meals, are all aimed at generating traffic and strengthening our brand.”
Sather continued, “In the first quarter, we opened 5 new company-operated restaurants, and our franchisees opened 4 new locations. We remain on track to open 15-20 new company-operated locations and 8-12 franchised restaurants in 2017. We expect our recently announced development incentives to produce increased interest from high quality franchisees as we look to strengthen our pipeline for the future.”

First Quarter 2017 Financial Results
Company-operated restaurant revenue in the first quarter of 2017 increased 5.7% to $93.4 million, compared to $88.4 million in the same period last year. The growth in company-operated restaurant revenue was largely driven by the 23 new restaurants opened during and subsequent to the first quarter of 2016.

Comparable company-operated restaurant sales in the first quarter decreased 0.4%, driven by a 2.2% decline in transactions, partially offset by a 1.9% increase in average check.
Franchise revenue in the first quarter of 2017 increased 5.6% to $6.3 million, compared to $6.0 million in the first quarter of 2016. The growth in franchise revenue was largely driven by the contribution from the 17 new restaurants opened during and subsequent to the first quarter of 2016. Franchised comparable restaurant sales decreased 0.2% during the quarter.
Restaurant contribution was $19.0 million or 20.3% of company-operated restaurant revenue, compared to $18.3 million, or 20.7% of company-operated restaurant revenue in the first quarter of 2016. The decrease in restaurant contribution margin was primarily the result of higher labor costs, due to increased minimum wage, and higher occupancy and other operating expenses associated with new restaurants opened in 2016 and 2017, partially offset by an improvement in food costs, related to lower chicken prices and lower freight costs.
During the first quarter of 2017, the Company decided to close one restaurant in Texas and one restaurant in Arizona, the assets of which were previously recorded as impaired during the third quarter of 2016. The Company recorded $0.9 million of asset impairment and closed-store reserves, primarily related to the closure of the two restaurants.
Net income for the first quarter of 2017 was $4.9 million, or $0.12 per diluted share, compared to net income of $5.4 million, or $0.14 per diluted share in the first quarter of 2016. Pro forma net income was $6.1 million, or $0.16 per diluted share during the first quarter of 2017, compared to $6.6 million, or $0.17 per diluted share during the first quarter of 2016. A reconciliation between GAAP net income and pro forma net income is included in the accompanying financial data.

2017 Outlook
Based on current information, the Company is maintaining its guidance for the fiscal year 2017.
The Company expects 2017 pro forma diluted net income per share ranging from $0.65 to $0.69. This compares to pro forma diluted net income per share of $0.66 in 2016. Pro forma net income guidance for fiscal year 2017 is based, in part, on the following annual assumptions:

•	System-wide comparable restaurant sales growth of flat to 2.0%;

•	The opening of 15-20 new company-owned restaurants and 8-12 new franchised restaurants;

•	Restaurant contribution margin of 20.4% to 20.8%;

•	G&A expenses of between 8.5% and 8.7% of total revenue excluding legal fees related to securities class action litigation;

•	Pro forma income tax rate of 39.5%; and

•	Adjusted EBITDA of between $67.0 and $70.0 million.
The following definitions apply to these terms as used in this release:
Comparable restaurant sales reflect the change in year-over-year sales for the comparable company, franchised and total system restaurant base. The comparable restaurant base is defined to include those restaurants open for 15 months or longer. At March 29, 2017, there were 174 restaurants in our comparable company-operated restaurant base and 415 restaurants in our comparable system restaurant base.
Restaurant contribution and restaurant contribution margin are neither required by, nor presented in accordance with, GAAP. Restaurant contribution is defined as company-operated restaurant revenue less company restaurant expenses, which are food and paper costs, labor and related expenses and occupancy and other operating expenses. Restaurant contribution margin is defined as restaurant contribution as a percentage of net company-operated restaurant revenue. See also “Non-GAAP Financial Measures.”

EBITDA and adjusted EBITDA are neither required by, nor presented in accordance with, GAAP. EBITDA represents net income before interest expense, provision for income taxes, depreciation, and amortization, and adjusted EBITDA represents EBITDA before items that we do not consider representative of our ongoing operating performance, as identified in the GAAP reconciliation in the accompanying financial data. See also “Non-GAAP Financial Measures.”

Pro forma net income is neither required by, nor presented in accordance with, GAAP. Pro forma net income reflects (i) costs related to loss on disposal of assets and asset impairment and closed store costs, (ii) amortization expense and other estimate adjustments incurred on the Tax Receivable Agreement (“TRA”) completed at the time of our IPO, (iii) legal costs associated with a securities class action lawsuit, (iv) expenses and gains on the recovery of insurance proceeds for the reimbursement of property and equipment, and expenses related to a fire at one of our restaurants in 2015, (v) costs associated with the transition of our CEO and (vi) provision for income taxes at a normalized tax rate of 39.5% and 40.0% for the thirteen weeks ended March 29, 2017 and March 30, 2016, respectively, which reflects our estimated long-term effective tax rate, including both federal and state income taxes. See the GAAP reconciliation in the accompanying financial data and “Non-GAAP Financial Measures.”
Conference Call
The Company will host a conference call to discuss financial results for the first quarter of 2017 today at 5:00 PM Eastern Time. Steve Sather, President and Chief Executive Officer and Larry Roberts, Chief Financial Officer will host the call.
The conference call can be accessed live over the phone by dialing 877-407-3982 or for international callers by dialing 201-493-6780. A replay will be available after the call and can be accessed by dialing 877-870-5176 or for international callers by dialing 858-384-5517; the passcode is 13645671. The replay will be available until Thursday, May 18, 2017. The conference call will also be webcast live from the Company’s corporate website at investor.elpolloloco.com under the “Events & Presentations” page. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.
About El Pollo Loco
El Pollo Loco (Nasdaq:LOCO) is the nation’s leading fire-grilled chicken restaurant chain renowned for its masterfully citrus-marinated, fire-grilled chicken and handcrafted entrees using fresh ingredients inspired by Mexican recipes. With more than 465 company-owned and franchised restaurants in Arizona, California, Nevada, Texas and Utah, El Pollo Loco is expanding its presence in key markets like Houston and Dallas through a combination of company and franchisee development. Visit us on our website at ElPolloLoco.com.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements because they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. They appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those that we expected.
While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-

looking statements made in this press release in the context of the risks and uncertainties disclosed in our annual report on Form 10-K for the year ended December 28, 2016, file number 001-36556, including the sections thereof captioned “Forward-Looking Statements” and “Risk Factors,” as those sections may be updated in our quarterly reports on Form 10-Q. Those and other filings are available online at www.sec.gov, at www.elpolloloco.com or upon request from El Pollo Loco.
We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the ways that we expect. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use non-GAAP financial measures including those indicated above. These measures are not intended to be considered in isolation or as substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP. We use non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that they provide useful information about operating results, enhance understanding of past performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used in this press release may be different from the measures used by other companies.
Investor Contact:
Fitzhugh Taylor, ICR
fitzhugh.taylor@icrinc.com
714-599-5200
Media Contact:
Christine Beggan, ICR
loco@icrinc.com
203-682-8200

EL POLLO LOCO HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share data)

	Thirteen Weeks Ended
	March 29, 2017		March 30, 2016
	$	%	$	%
Revenue:
Company-operated restaurant revenue	$93,449	93.7%	$88,369	93.7%
Franchise revenue	6,322	6.3%	5,985	6.3%
Total revenue	99,771	100.0%	94,354	100.0%
Costs of operations:
Food and paper cost (1)	27,072	29.0%	26,768	30.3%
Labor and related expenses (1)	26,833	28.7%	24,507	27.7%
Occupancy and other operating expenses (1)	20,542	22.0%	18,834	21.3%
Company restaurant expenses (1)	74,447	79.7%	70,109	79.3%
General and administrative expenses	9,733	9.8%	9,237	9.8%
Franchise expenses	817	0.8%	924	1.0%
Depreciation and amortization	4,317	4.3%	3,758	4.0%
Loss on disposal of assets	225	0.2%	199	0.2%
Expenses related to fire loss	—	—%	48	0.1%
Gain on recovery of insurance proceeds	—	—%	(289)	(0.3)%
Asset impairment and closed-store reserves	871	0.9%	74	0.1%
Total expenses	90,410	90.6%	84,060	89.1%
Income from operations	9,361	9.4%	10,294	10.9%
Interest expense-net of interest income	790	0.8%	826	0.9%
Income tax receivable agreement expense	227	0.2%	264	0.3%
Income before provision for income taxes	8,344	8.4%	9,204	9.8%
Provision for income taxes	3,467	3.5%	3,761	4.0%
Net income	$4,877	4.9%	$5,443	5.8%
Net income per share:
Basic	$0.13		$0.14
Diluted	$0.12		$0.14
Weighted average shares used in computing net income per share:
Basic	38,437,020		38,284,435
Diluted	39,079,007		39,001,078

(1)	As a percentage of restaurant revenue.

EL POLLO LOCO HOLDINGS, INC.
UNAUDITED SELECTED BALANCE SHEETS AND SELECTED OPERATING DATA
(dollar amounts in thousands)

	As of
	March 29, 2017	December 28, 2016
Selected Balance Sheet Data:
Cash and cash equivalents	$6,652	$2,168
Total assets	463,352	471,305
Total debt	101,413	104,461
Total liabilities	193,152	206,123
Total stockholders’ equity	270,200	265,182
	Thirteen Weeks Ended
	March 29, 2017	March 30, 2016
Selected Operating Data:
Company-operated restaurants at end of period	204	188
Franchised restaurants at end of period	263	248
Company-operated:
Comparable restaurant sales growth	(0.4)%	(0.6)%
Restaurants in the comparable base	174	167

EL POLLO LOCO HOLDINGS, INC.
UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
(dollar amounts in thousands)

	Thirteen Weeks Ended
	March 29, 2017	March 30, 2016
Adjusted EBITDA:
Net income, as reported	$4,877	$5,443
Provision for income taxes	3,467	3,761
Interest expense, net	790	826
Depreciation and amortization	4,317	3,758
EBITDA	13,451	13,788
Stock-based compensation expense	141	11
Loss on disposal of assets	225	199
Expenses related to fire loss	—	48
Gain on recovery of insurance proceeds	—	(289)
Asset impairment and closed-store reserves	871	74
Pre-opening costs	627	481
Income tax receivable agreement expense	227	264
Securities class action legal expense	351	1,468
Executive transition costs	92	—
Adjusted EBITDA	$15,985	$16,044

UNAUDITED RECONCILIATION OF NET INCOME TO PRO FORMA NET INCOME
(dollar amounts in thousands, except share data)

	Thirteen Weeks Ended
	March 29, 2017	March 30, 2016
Pro forma net income:
Net income, as reported	$4,877	$5,443
Provision for taxes, as reported	3,467	3,761
Income tax receivable agreement expense	227	264
Loss on disposal of assets	225	199
Expenses related to fire loss	—	48
Gain on recovery of insurance proceeds	—	(289)
Asset impairment and closed-store reserves	871	74
Securities class action legal expense	351	1,468
Executive transition costs	92	—
Provision for income taxes	(3,994)	(4,387)
Pro forma net income	$6,116	$6,581
Pro forma weighted-average share and per share data:
Pro forma net income per share
Basic	$0.16	$0.17
Diluted	$0.16	$0.17
Weighted-average shares used in computing pro forma net income per share
Basic	38,437,020	38,284,435
Diluted	39,079,007	39,001,078